UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2013

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

__________________________________________________
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 22, 2013, director Matthew Duffy was appointed to the Audit Committee and also was elected Chairman of that Committee.  Also on that date, Steven Lefkowitz, recently appointed as our Interim Chief Financial Officer, resigned from the Audit Committee.  Dr. Gary Gelbfish, a director and a current member of the Audit Committee, who was to have been Chairman, will remain on the Audit Committee, but not as Chairman.

On August 27, 2013, we will be presenting a series of webinars on our corporate status and commercialization efforts to date.  A copy of the presentation is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference. The presentation can be viewed on the CorMedix website, www.CorMedix.com.  The first webinar will be held on August 27th, 2013 at 9:00 a.m. Eastern time. Please call toll free 866-210-1669 (U.S.) or 404-835-7069 (international) and participant code 6831496  approximately 10-15 minutes before the webinar.

We recently heard from the FDA that our request for a Type B Pre-IND meeting was granted.  We are currently waiting to confirm a date in November for the meeting.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description

99.1	Company Overview, August 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

August 26, 2013	By:	/s/ Randy Milby
Name: Randy Milby
Title: Chief Executive Officer

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